Exhibit 5.1


                           Kirkpatrick & Lockhart LLP
                             Miami Center-20th Floor
                            201 S. Biscayne Boulevard
                            Miami, Florida 33131-2399
                                 (305) 539-3300


                               September 16, 2004

Corporate Strategies, Inc.
1770 St. James Place, Suite 116
Houston, Texas 77056

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form SB-2 (File No. 021-65591)(the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 7,500,000 shares (the "Shares") of Class A Common Stock, par value $0.001 per share, of Corporate Strategies, Inc., a Delaware corporation.

         You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

         Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, are validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Validity of Securities". In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                                  Yours truly,

                                                  /s/ Kirkpatrick & Lockhart LLP

                                                  Kirkpatrick & Lockhart LLP